                                                                  EXHIBIT (C)(8)

Investment Banking
June 2001

                                                Minneapolis
                                                 Menlo Park
                                                    Seattle
                                                    Chicago
                                                Los Angeles
                                              San Francisco
                                                   New York
                                                     Boston
                                                     London
                                                     Geneva
Project Beach                                      Tel Aviv


                                         Guides for the journey.(SM)

                                              [LOGO OF US BANCORP PIPER JAFFRAY]

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Analysis of North Proposals

                             [GRAPH APPEARS HERE]

3/13/01: North indicated
         a range of $20
         million - $40
         million.

3/27/01: North indicated
         a range of $30
         million - $40
         million.

4/20/01: North indicated
         a range of $35
         million - $40
         million.

5/31/01: North indicated
         its valuation
         interest of $40
         million.


                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
Beach Implied Valuation*
--------------------------------------------------------------------------------
                                       Amazon        Maximum #   Implied Beach
                                     Stock Price  Shares Implied  Equity Value
                                 -----------------------------------------------
Current price:                         $16.69         4,779         $79,761
Weighted avg price since 3/13/01:      $13.83         4,779         $66,093
--------------------------------------------------------------------------------
* Assumes Amazon shares issued on 4/06/01.

3/13/01: A $40 million
         offer implies
         3.6 million
         shares issued.

3/27/01: A $40 million
         offer implies
         3.4 million
         shares issued.

4/06/01: A $40 million
         offer implies
         4.8 million
         shares issued.

4/20/01: A $40 million
         offer implies
         2.5 million
         shares issued.

5/31/01: A $40 million
         offer implies
         2.4 million
         shares issued.


                                                      U.S. Bancorp Piper Jaffray